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                                                                    Exhibit 10.1

                          AGREEMENT CONCERNING LEASES


     THIS AGREEMENT CONCERNING LEASES ("this Agreement") is made and entered into as of June 27, 2000, by and between SAMIS FOUNDATION, a Washington 501(c)(3) non-profit corporation ("Samis"), and AVENUE A, INC., a Washington corporation ("Avenue A").


                                    RECITALS

     A. Samis and Avenue A are parties to that certain Lease Agreement (Smith Tower) dated the 16th day of July, 1999 with respect to approximately 44,112 square feet of rentable area (consisting of the area on the 4th, 7th, 8th and 9th floors of the building) in the Smith Tower located at 506 Second Avenue, Seattle, Washington, on the real property more particularly described as follows:

     Lots 5 and 8, Block 2, Town of Seattle, as laid out on claims of C.D. Boren and A.A. Denny (commonly known as Boren and Denny's Addition to the City of Seattle), according to the plat thereof recorded in Volume 1 of Plats, page 27, in King County, Washington; EXCEPT that portion of said Lots taken for widening of Second Avenue by judgement entered in District Court Cause No. 7097 pursuant to Ordinance No. 1107, of the City of Seattle.

     The foregoing lease is referred to as the "Smith Tower Lease." The parties have amended the Smith Tower Lease from time to time, including a Second Amendment to the Smith Tower Lease dated January 31, 2000 ("Second Amendment to Smith Tower Lease") by which the term of the Smith Tower Lease was extended.

     B. Samis and Avenue A are also parties to that certain Lease Agreement (Collins Building) dated the 21st day of December, 1999 with respect to approximately 29,992 square feet of rentable area (consisting of the area on the 2nd, 3rd, 4th and 5th floors of the building) in the Collins Building located at 520 Second Avenue, Seattle, Washington, on the real property more particularly described as follows:

     Lot 1 and the Northerly 20 feet of Lot 4, Block 2, Boren & Denny Addition to the City of Seattle, as recorded in Volume 1 of Plats, Page 27, Records of King County, Washington; Less land taken for widening of streets; Situate in the Northwest quarter of Section 5, Township 24 North, Range 4 East of the Willamette Meridian, in the City of Seattle, King County, Washington.
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     The foregoing lease is referred to as the "Collins Building Lease."

     C. Samis has asked Avenue A to terminate the Collins Building Lease, and Avenue A is willing to do so on the terms and conditions set forth below, including, but not limited to, refund of Avenue A's rent and security deposits made under the Collins Building Lease, amendment of the Smith Tower Lease in the manner described in Paragraph D below, and assumption by Samis of certain costs incurred by Avenue A in performing the Collins Building Lease.

     D. In consideration of Avenue A's willingness to terminate the Collins Building Lease, Samis has agreed to amend the Smith Tower Lease to grant to Avenue A a right of first opportunity to lease certain additional space in the Smith Tower Lease, and to rescind and render null and void the Second Amendment to Smith Tower Lease, all on the terms and conditions set forth below.


                                   AGREEMENT

     NOW THEREFORE, in consideration of the mutual agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

     1.   Termination of Collins Building Lease

     The parties terminate the Collins Building Lease effective upon the later to occur of (a) full execution, acknowledgement and delivery of this Agreement, and (b) refund to Avenue A of the sum of $159,322.50, being the rent and security deposits made by Avenue A (the "Deposits") pursuant to the terms of the Collins Building Lease (the "Termination Date"). Samis agrees to refund the Deposits immediately upon full execution, acknowledgement and delivery of this Agreement.

     Effective upon the Termination Date, the Collins Building Lease is cancelled and shall have no further force or effect, and each party does release the other from all claims, demands, losses, costs and liabilities now existing or hereafter arising, directly or indirectly, relating to or arising out of the Collins Building Lease or Avenue A's proposed occupancy of the Collins Building; provided, however, that Samis shall be and remain liable for payment of the sums described in Section 2 of this Agreement.

     2.   Payment of Costs Associated with the Collins Building Lease

     Samis and Avenue A have each incurred certain costs in connection with the Collins Building Lease. Samis assumes and agrees to pay all such costs incurred by Samis, and Samis further assumes and agrees to pay all such costs incurred by Avenue

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A that remained unpaid as of May 11, 2000 ("Avenue A Unpaid Costs"). Avenue A
shall forward to Samis all invoices and statements for Avenue A Unpaid Costs, and Samis shall promptly pay them in full.

     3.   Rescission of Second Amendment to Smith Tower Lease

     The parties rescind and render null and void the Second Amendment to Smith Tower Lease without prejudice, however, to Avenue A's right to exercise the Option to Extend Term set forth in the Smith Tower Lease, which shall remain in full force and effect.

     4.   Right of First Opportunity in Smith Tower - Amendment to Smith Tower
          Lease

     The Smith Tower Lease is amended by adding a new Section entitled Right of First Opportunity as follows:

     If Avenue A is not in default under the Lease, and has not been past applicable cure periods, Samis grants to Avenue A a continuing right of first opportunity to lease any portion or portions of the rentable area on floors 5 and 6 of the Smith Tower on the following terms and conditions. In the event that at any time during the term of this Lease a tenant desires to vacate all or any portion of its space on floor 5 or floor 6, Samis shall give written notice to Avenue A specifying the space that is available (the "Expansion Premises"), the date on which it will become available for occupancy (the "Occupancy Date"), this notice being referred to as "Landlord's Notice." Samis and Avenue A shall have (30) days from Avenue A's receipt of Landlord's Notice to negotiate in good faith regarding the terms under which Avenue A would lease the Expansion Premises and any related modifications to the Lease. If the parties do not reach agreement during said (30) days, Samis shall be free to rent the Expansion Premises to others. Avenue A's rights under this section will remain in the event the Expansion Premises again becomes available.

     5.   Ratification of Smith Tower Lease

     Except as specifically modified and amended in this Agreement, the Smith Tower Lease is ratified and confirmed.

     6.   Attorneys' Fees

     In any proceeding or controversy associated with or arising out of this Agreement or a claimed or actual breach thereof, the prevailing party shall be entitled to recover from the other party, as a part of the prevailing party's costs, reasonable


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attorneys' fees, the amount of which shall be fixed by the court and shall be made a part of any judgment rendered.

     IN WITNESS WHEREOF, Samis and Avenue A have executed this Agreement as of the day and year first above written.

                           Samis:

                           Samis Foundation, a Washington 501(c)(3) non-profit corporation


                           By: /s/ Eddie I. Hasson
                              ------------------------------------
                              Eddie I. Hasson, President


                           Avenue A:


                           Avenue A, Inc., a Washington corporation


                           By  /s/ Robert M. Littauer
                             -------------------------------------
                             Robert M. Littauer
                             Vice President of Finance and Administration

STATE OF WASHINGTON  )
                     ) ss.
COUNTY OF __________ )

     On this ___ day of ______________, 2000, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared ______________________________________________, to me known to be the person who signed as _______________________________ of SAMIS FOUNDATION, the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that _______ was duly elected, qualified and acting as said officer of the corporation, that _______ was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.


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     IN WITNESS WHEREOF I have hereunto set my hand and official seal the day and year first above written.


                              _______________________________________
                              (Signature of Notary)



                              ________________________________________
                              (Print or stamp name of Notary)

                              NOTARY PUBLIC in and for the State
                              of Washington, residing at _____________.
                              My Appointment Expires:_________________.


STATE OF WASHINGTON  )
                     ) ss.
COUNTY OF ___________)

     On this ___ day of ______________, 2000, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared ______________________________________________, to me known to be the person who signed as _______________________________ of AVENUE A, INC., the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that _______ was duly elected, qualified and acting as said officer of the corporation, that _______ was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.

     IN WITNESS WHEREOF I have hereunto set my hand and official seal the day and year first above written.


                                          _____________________________________
                                          (Signature of Notary)


                                          _____________________________________
                                          (Print or stamp name of Notary)


                                          NOTARY PUBLIC in and for the State
                                          of Washington, residing at___________.
                                          My Appointment Expires:______________.


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